Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Amendment No. 2 on Form S-3 of Attis Industries Inc. of our report dated April 17, 2017, relating to the consolidated financial statements of Meridian Waste Solutions, Inc. for the year ended December 31, 2016.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Hein & Associates LLP

Denver, Colorado

August 10, 2018